EXHIBIT 4.1
                                                                     -----------

                                                               CUSIP 461868 10 1
                                   INYX, INC.


               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                               SEE REVERSE FOR
                                  COMMON STOCK               CERTAIN DEFINITIONS



                                    SPECIMEN


This
certifies
that







is the owner of


 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF
                                   INYX, INC.


(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsmile seal of the Corporation and the facsimile signatures of its duly authorized officers.


DATE:


                            [CORPORATE SEAL OMITTED]



                               Countersigned:
PRESIDENT                                    SECURITIES TRANSFER CORPORATION
                                             P.O. Box 701629
                                             Dallas, TX 75370
                                          By:


SECRETARY                                    ___________________________________
                                             TRANSFER AGENT-AUTHORIZED SIGNATURE